Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Bioenvision, Inc.	Bioenvision, Inc.
David P. Luci	Mary Ann Ondish, Investor Relations Manager
(212) 750-6700	(212) 750-6700
davidluci@bioenvision.com
www.bioenvision.com

BIOENVISION REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

NEW YORK, N.Y., May 15, 2006 – Bioenvision (NASDAQ:BIVN) today announced financial results for the third quarter ended March 31, 2006. Highlights of the quarter include:

•

EMeA’s Committee for Human Medicinal Products (CHMP) provides a positive opinion for the use of Evoltra® for the treatment of acute lymphoblastic leukemia in pediatric patients who have relapsed or are refractory to at least two prior regimens;

•	Patient enrollment completed in a Phase II regulatory trial of Evoltra® (clofarabine) for treatment of elderly patients with adult AML who are deemed unfit for intensive chemotherapy;
•	Revenues for the quarter ended March 31, 2006 increased 24.5% to $1.7 million, up from $1.4 million for the quarter ended March 31, 2005;
•	Net loss applicable to common shareholders for the quarter ended March 31, 2006 increased $0.12 per share to $0.20 per share, up from $0.08 per share for the quarter ended March 31, 2005;
•

Net loss applicable to common shareholders adjusted to exclude employee stock-based compensation recorded for the quarters ended March 31, 2006 and 2005 increased $0.05 per share to $0.15 per share for the quarter ended March 31, 2006, up from $0.10 per share for the quarter ended March 31, 2005. (Refer to our reconciliation table of GAAP net loss applicable to common shareholders to the adjusted net loss available to common shareholders).

“We continue to make progress developing our product portfolio, with Evoltra® (clofarabine), Modrenal® and Suvus®, which may become significant value drivers for the company in the future,” commented Christopher B. Wood, M.D., Chairman and Chief Executive Officer of Bioenvision. “We are delighted especially with the CHMP Positive Opinion in the EU’s centralized process and look forward to our European marketing launch of Evoltra® in the near future.”

Dr. Wood continued, “We hope to continue the Evoltra® development process with a filing for approval with the EMeA in H2 2006 in elderly patients with AML who are unfit for intensive chemotherapy. In addition, the Company has completed enrollment of a Phase II clinical trial with Suvus® for the treatment of Hepatitis C and is continuing its development strategy with this product in 2006.”

The Company recorded revenues for the three months ended March 31, 2006 and 2005 of approximately $1,741,000 and $1,399,000, respectively, representing an increase of approximately $342,000 or 24.5%. This increase was primarily due to an increase in Named Patient Program reimbursements and certain research and development reimbursements in the amount of $863,000, partially offset by a decrease of $567,000 in research and development contract revenue which the Company did not record as revenue in the three-month period ended March 31, 2006.

The Company recorded revenues for the nine months ended March 31, 2006 and 2005 of approximately $3,503,000 and $3,660,000, respectively, representing a decrease of approximately $157,000 or 4.3%. This decrease was primarily due to a decrease in research and development contract revenue as the Company did not record revenues for the three and nine months ended March 31, 2006, respectively, relating to the reimbursement from our co-development partner for certain of our ongoing research costs in the development of Evoltra® outside the United States because it determined that the criteria for recognizing such contract revenues had not been met. This decrease is substantially offset by an increase in named patient sales of clofarabine.

Selling, general and administrative expenses for the three months ended March 31, 2006 and 2005 were approximately $6,914,000 and $1,894,000, respectively, representing an increase of $5,020,000 or 265.1%. Approximately 52% of this increase is a non-cash expense and is due to the Company recognizing stock-based compensation expense for options granted to employees due to the adoption of SFAS 123(R) on July 1, 2005. Secondary factors contributing to this increase include an increase in costs associated with the expanded sales and marketing and administrative infrastructure and costs associated with the internal build out of the Company. For the three months ended March 31, 2006, the Company recorded employee stock-based compensation expense of approximately $1,949,000 as a selling, general and administrative expense, whereas for the same period in the prior year, the Company recorded employee stock-based compensation income of approximately $650,000, relating to the re-measuring of the intrinsic value of stock options.

Selling, general and administrative expenses for the nine months ended March 31, 2006 and 2005 were approximately $12,383,000 and $6,680,000, respectively, representing an increase of $5,703,000 or 85.4%. Approximately 58% of this increase is a non-cash expense and is due to the Company recognizing stock-based compensation expense for the options granted to employees due to the adoption of SFAS 123(R) on July 1, 2005. Secondary factors contributing to this increase include an increase in costs associated with the expanded sales and marketing and administrative infrastructure and costs associated with the internal build out of the Company. For the nine months ended March 31, 2006, the Company has recorded $2,851,000 in employee stock-based compensation expense, whereas the Company recorded employee stock-based compensation income of approximately $431,000, relating to the re-measuring of the intrinsic value of stock options for the same period in the prior year.

Research and development costs for the three months ended March 31, 2006 and 2005 were approximately $2,785,000 and $2,137,000, respectively, representing an increase of approximately $648,000 or 30.3%. The increase primarily reflects costs which are associated with our increased development activities and clinical trials of Evoltra® being conducted in Europe (which includes the filing process for EU approval).

Research and development costs for the nine months ended March 31, 2006 and 2005 were approximately $7,227,000 and $5,986,000, respectively, representing an increase of approximately $1,241,000 or 20.7%. The increase primarily reflects costs which are associated with our increased development activities and clinical trials of Evoltra® being conducted in Europe (which includes the filing process for EU approval) along with our Modrenal® Phase II clinical trial in pre-menopausal cancer and Phase IV clinical trial in patients with post-menopausal cancer, which are each being conducted in the U.K. and with the investigator sponsored Phase II clinical trial conducted in Egypt for Suvus® and costs associated with the preparation of an IND application to be filed with the FDA.

Net loss applicable to common shareholders was $8,222,000, or $0.20 per share for the three months ended March 31, 2006, compared with net loss applicable to common shareholders of $3,156,000, or $0.08 per share for the three months ended March 31, 2005.

Net loss applicable to common shareholders was $16,990,000, or $0.42 per share for the nine months ended March 31, 2006, compared with net loss applicable to common shareholders of $10,492,000, or $0.33 per share for the nine months ended March 31, 2005.

Due to the adoption of SFAS 123(R), the Company expects to record additional employee stock-based compensation expense for the fiscal year ended June 30, 2006. This non-cash expense does not impact our cash flows from our operations, which currently consists of cash outflows associated with bringing our lead drug, Evoltra®, to market as well general and administrative costs.

The Company had cash and cash equivalents and short-term investments at March 31, 2006 of $49,812,000 compared with $64,154,000 million at June 30, 2005. The decrease in the cash position is due to the cash burn associated with clinical trials for Evoltra® and Suvus®, marketing costs associated with the launch of Evoltra® and general administrative costs.

Reconciliation of Non-US GAAP Financial Measure

Adjusted net loss applicable to common shareholders defined as net loss applicable to common shareholders less employee stock-based compensation recorded for the three and nine months ended March 31, 2006 and 2005, respectively.

                                                     Three months ended March 31,   Nine months ended March 31,
                                                       2006           2005           2006            2005
                                                       ----           ----           ----            ----
Net loss available to common shareholders, as
reported                                              $(8,221,521)   $(3,155,629)  $(16,990,110)   $(10,491,728)

Add: Employee stock-based compensation
expense (income) recorded                               2,057,566       (628,508)     2,998,506        (365,016)
                                                      ------------   ------------  -------------   -------------

Adjusted net loss available to common
shareholders                                          $(6,163,955)   $(3,784,137)  $(13,991,604)   $(10,856,744)
                                                      ============   ============  =============   =============

Basic and diluted net loss per share of common
stock, as reported                                       $  (0.20)      $  (0.08)      $  (0.42)       $  (0.33)

Adjusted basic and diluted net loss per share of
common stock                                             $  (0.15)      $  (0.10)      $  (0.34)       $  (0.34)

Weighted-average shares used in computing basic &
diluted net loss per share                             40,870,688     37,602,163     40,734,286      31,907,864

Conference Call

Bioenvision management will host a conference call to discuss these results today at 10:00 a.m. EST. To participate in the live call by telephone, please dial 877-715-5320 from the U.S. and Canada or 973-582-2853 from outside the U.S. A telephone replay of the call will be available beginning at 12:00 p.m. EST May 15th until 11:59 p.m. EST May 29th by dialing 877-519-4471 or 973-341-3080 and entering reservation number 7373873.

Those interested in listening to the conference call live via the Internet may do so by visiting www.vcall.com where a link to Bioenvision’s conference call can be found. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available for 14 days.

About Bioenvision

Bioenvision’s primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.

(Tables to follow)

                       BIOENVISION, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                            (unaudited)
                                                                             March 31,        June 30,
                                                                               2006             2005
                                 ASSETS

Current assets
    Cash and cash equivalents                                              $   8,594,245    $  31,407,533
    Restricted cash                                                                 --            290,000
    Short-term securities                                                     41,217,264       32,746,948
    Accounts receivable, less allowances of $897,472 and
      $869,220 at March 31, 2006 and June 30, 2005, respectively               2,454,289        1,785,779
    Inventories                                                                  352,315          277,908
    Other current assets                                                         603,725          342,628
                                                                           -------------    -------------
        Total current assets                                                  53,221,838       66,850,796

Property and equipment, net                                                      284,748          279,778
Intangible assets, net                                                         7,768,929        8,252,936
Goodwill                                                                       1,540,162        1,540,162
Security deposits                                                                207,818          209,665
Deferred costs                                                                 3,483,421        3,656,798
                                                                           -------------    -------------
        Total assets                                                       $  66,506,916    $  80,790,135
                                                                           =============    =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
    Accounts payable                                                       $   1,095,592    $   1,602,267
    Accrued expenses                                                           5,194,524        4,581,444
    Accrued dividends payable                                                     55,479           56,404
    Deferred revenue                                                             498,607          498,607
                                                                           -------------    -------------
        Total current liabilities                                              6,844,202        6,738,722

 Deferred revenue                                                              7,063,639        7,437,598
                                                                           -------------    -------------
        Total liabilities                                                     13,907,841       14,176,320

 Commitments and contingencies                                                      --               --

 Stockholders' equity
    Convertible preferred stock - $0.001 par value; 20,000,000 shares
      authorized;                                                                  2,250            2,250
    2,250,000 shares issued and outstanding at March 31, 2006 and June
      30, 2005 (liquidation preference $6,750,000)
    Common stock - par value $0.001; 70,000,000 shares authorized;                41,004           40,559
    41,003,847 and 40,558,948 shares issued and outstanding at March 31,
      2006 and June 30, 2005, respectively
    Additional paid-in capital                                               132,235,677      128,946,717
    Deferred compensation                                                           --           (145,646)
    Accumulated deficit                                                      (79,321,115)     (62,331,005)
    Shareholder receivable                                                      (340,606)            --
    Accumulated other comprehensive (loss) income                                (18,135)         100,940
                                                                           -------------    -------------

        Total stockholders' equity                                            52,599,075       66,613,815
                                                                           -------------    -------------
        Total liabilities and stockholders' equity                         $  66,506,916    $  80,790,135
                                                                           =============    =============

                       BIOENVISION, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                      Three months ended          Nine months ended
                                                                          March 31,                   March 31,
                                                                    2006          2005            2006         2005

Revenue
    Licensing and royalty revenue                                $    502,584    $  430,411   $ 1,446,633  $  1,012,068
    Product sales                                                     124,029       149,364       493,005       364,495
    Research and development contract revenue                       1,114,482       819,194     1,562,982     2,283,657
                                                                 -------------  ------------ ------------- -------------

Total revenue                                                       1,741,095     1,398,969     3,502,620     3,660,220

Costs and expenses
    Cost of products sold, including royalty expense of $316,000      386,818       279,596     1,153,127       434,394
    and $181,000 for the three months ended March 31, 2006 and
    2005, respectively and $847,000 and $205,000 for the nine
    months ended March 31, 2006 and 2005, respectively.
    Research and development                                        2,785,004     2,136,849     7,227,185     5,986,496
    Selling, general and administrative                             6,913,698     1,893,895    12,383,350     6,680,405

    Depreciation and amortization                                     247,365       346,504       728,520     1,028,197
                                                                 -------------  ------------ ------------- -------------

Total costs and expenses                                           10,332,885     4,656,844    21,492,182    14,129,492
                                                                 -------------  ------------ ------------- -------------

Loss from operations                                               (8,591,790)   (3,257,875)  (17,989,562)  (10,469,272)

Interest and finance charges
                                                                            -             -       (66,761)            -
Interest income                                                       453,488       185,465     1,319,568       297,479
                                                                 -------------  ------------ ------------- -------------

Net loss                                                           (8,138,302)   (3,072,410)  (16,736,755)  (10,171,793)

Preferred stock dividend                                              (83,219)      (83,219)     (253,355)     (319,935)
                                                                 -------------  ------------ ------------- -------------

Net loss applicable to common stockholders                       $ (8,221,521)  $(3,155,629) $(16,990,110) $(10,491,728)
                                                                 =============  ============ ============= =============

Basic and diluted net loss per share of common stock             $      (0.20)   $    (0.08)        (0.42)       (0.33)
                                                                 =============  ============ ============= =============

Weighted average shares used in computing                          40,870,688    37,602,163    40,734,286    31,907,864
  basic and diluted net loss per share                           ============   ===========  ============  ============